3D SYSTEMS

Conference Call and Webcast

Third Quarter and Nine Months 2012





www.3dsystems.com NYSE: DDD

Presenters

Stacey Witten	• Investor Relations Manager
Abe Reichental	• President & Chief Executive Officer
Damon Gregoire	• Senior Vice President & Chief Financial Officer
Andrew Johnson	• Vice President & General Counsel

Welcome Webcast Viewers

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Forward Looking Statements

This presentation contains forward-looking statements, as defined by federal and state securities laws. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "hope," "expects," "intends," "plans," "anticipates," "contemplates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described on this message including those set forth below. In addition, we undertake no obligation to update or revise any forward-looking statements to reflect events, circumstances, or new information after the date of the information or to reflect the occurrence or likelihood of unanticipated events, and we disclaim any such obligation.

Forward-looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown risks, uncertainties, assumptions, and other factors, many of which are beyond our control, that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. 3D System's actual results could differ materially from those stated or implied in forward-looking statements. Past performance is not necessarily indicative of future results. We do not intend to update these forward looking statements even though our situation may change in the future. Further, we encourage you to review the risks that we face and other information about us in our filings with the SEC, including our Annual Report on Form 10-K which was filed on February 23, 2012. These are available at www.SEC.gov.

3DSYSTEMS™

Operating Results

Abe Reichental, President & CEO





www.3dsystems.com NYSE: DDD

Third Quarter 2012 Highlights

- Revenue increased 57% over Q3 2011 on 123% printer unit growth and 26% organic growth
- Gross profit increased 69% on higher revenue and 350 basis points GPM expansion over Q3 2011 to 51.8%, driven by significant printers and print materials GPM improvement
- Diversified business model, added a fifth growth initiative: 3D authoring solutions that combine scan-data capture, mesh processing, auto-surfacing and CAD modeling in a single tool
- Acquired Rapidform, a Korean based global scan-to-CAD and inspection software tools provider
- Continued strong demand for Cube® with orders for printers and materials exceeding our expectations and now next day availability

Record Third Quarter Revenue

$ in millions


Third Quarter
Printers & Other Products
2011
$ 14.8
2012
$34.1
130%
Print Materials
2011
$ 18.5
2012
$ 25.5
38%
Services
2011
$ 24.3
2012
$ 31.0
28%
Healthcare
2011
$ 7.2
2012
$ 12.1
67%

57% total revenue growth

26% organic revenue growth

3DSYSTEMS™

First Nine Months Revenue

$ in millions


Nine Months
Printers & Other Products
2011
$ 44.5
2012
$ 84.9
91%
Print Materials
2011
$ 50.5
2012
$ 76.4
51%
Services
2011
$ 65.6
2012
$ 90.8
39%
Healthcare
2011
$ 19.9
2012
$ 36.2
82%

57% total revenue growth

24% organic revenue growth

New Products Fuel Organic Growth & Earnings

Commercialized 11 new products during Nine Months 2012



New Products Revenue
$ in millions
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$36.6
$ 50.5
$ 89.0
2010
2011
2012

Nine Months '12 Gross Profit by Category



Services 32%
Printers & Other Products 28%
Print Materials 40%

Nine Months 2012 Revenue Elements Comparison to 2011

New products revenue up 76%	Integrated materials revenue up 81%	Integrated materials amounted to 63% of total materials revenue

3DSYSTEMS™

Financial Review

Damon Gregoire, Senior Vice President and CFO





www.3dsystems.com NYSE: DDD

Third Quarter Operating Results

$ in millions, except earnings per share

Third Quarter – Non-GAAP			
Drivers	**2011**	**2012**	**% Change Favorable/(Unfavorable)**
Revenue	$ 57.5	$ 90.5	57.3%
Gross Profit	$ 27.8	$ 46.9	68.8%
% of Revenue	*48.3%*	*51.8%*	
Operating Expenses	$ 17.1	$ 24.5	(43.2%)
% of Revenue	*29.8%*	*27.1%*	
Net Income	$ 9.1	$ 18.2	99.2%
% of Revenue	*15.8%*	*20.1%*	
Depreciation & Amortization	$ 1.5	$ 2.7	(77.2%)
% of Revenue	*2.7%*	*3.0%*	
Diluted Earnings Per Share	$0.18	$ 0.32	77.8%

Nine Months Quarter Operating Results

$ in millions, except earnings per share

Nine Months – Non-GAAP			
Drivers	**2011**	**2012**	**% Change Favorable/(Unfavorable)**
Revenue	$ 160.6	$ 252.1	57.0%
Gross Profit	$ 76.4	$ 128.8	68.7%
% of Revenue	*47.6%*	*51.1%*	
Operating Expenses	$ 46.4	$ 71.6	(54.4%)
% of Revenue	*28.9%*	*28.4%*	
Net Income	$ 27.0	$ 45.3	67.8%
% of Revenue	*16.8%*	*18.0%*	
Depreciation & Amortization	$ 4.6	$ 7.8	(68.6%)
% of Revenue	*2.8%*	*3.1%*	
Diluted Earnings Per Share	$ 0.53	$ 0.85	60.4%

Organic Growth Calculation Methodology

Organic Growth Calculation Example:

- Assume acquisitions at January 1st of a year added:

	Year 1	Year 2	Year 3	Year 4
Core revenue	$ 100.0	$ 120.0	$ 144.0	$ 173.0
Acquisition one	-	$ 10.0	$ 15.0	$ 20.0
Acquisition two	-	-	$ 10.0	$ 15.0
Total revenue	$ 100.0	$ 130.0	$ 169.0	$ 208.0
Organic revenue growth	-	$ 20.0	$ 29.0	$ 39.0
Organic growth rate	-	20.0%	22.3%	23.1%

Organic growth rate is calculated taking incremental organic revenue growth and dividing it by prior year total revenue

10 start-up acquisitions did not have material revenue

15 acquisitions added significant technology building blocks

4 acquisitions contributed to our print engines portfolio

Non-GAAP Reconciliation

(in millions, except per share amounts)	Quarter Ended September 30, 2011	Quarter Ended September 30, 2012	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2012
GAAP Net Income	$ 7.2	$ 13.5	$ 27.4	$ 28.0
Adjustments (tax effected):				
Stock-based compensation	$ 0.6	$ 1.0	$ 1.8	$ 3.3
Amortization of intangibles (a)	$ 0.9	$ 2.7	$ 2.8	$ 8.6
Acquisition and severance expense	$ 0.4	$ 0.2	$ 1.2	$ 3.0
Non-cash interest expenses	-	$ 0.9	-	$ 2.6
Loss on conversion of convertible debt	-	$ 1.1	-	$ 1.1
Net gain on acquisitions and litigation settlements	-	($ 1.3)	-	($ 1.3)
Release of valuation allowance on deferred tax assets	-	-	($ 6.2)	-
Non-GAAP adjusted net income	$ 9.1	$ 18.2	$ 27.0	$ 45.3
Non-GAAP adjusted income per share – basic	$ 0.18	$ 0.33	$ 0.55	$ 0.86
Non-GAAP adjusted income per share – diluted	$ 0.18	$ 0.32	$ 0.53	$ 0.85

-Columns may not foot due to rounding

[a] Represents amortization expense for the quarters ended September 30, 2011 and 2012 of which $0.1 million each quarter, is included in cost of sales and the remaining $0.8 million and $2.6 million, respectively, is included in operating expenses. Represents amortization expense for the nine months ended September 30, 2011 and 2012 of which $0.2 million and $0.1 million respectively, is included in cost of sales and the remaining $2.6 million and $8.5 million, respectively, is included in operating expenses.

Revenue by Category & Geography



$ in millions
Third Quarter
Nine Months
100
80
60
40
20
0
$ 57.5
42%
32%
26%
Services
Materials
Printers
$ 90.5
34%
28%
38%
250
200
150
100
50
0
$ 160.6
41%
31%
28%
$ 252.1
36%
30%
34%
2011
2012
2011
2012
$ 57.5
10%
35%
55%
Asia-Pacific
Europe
North America
$ 90.5
18%
28%
54%
$ 160.6
13%
35%
52%
$ 252.1
16%
28%
56%

Q3 and nine months 2012 recurring revenue accounted for 62% and 66% of total revenue

3DSYSTEMS™

Printer Units Growth


Quarterly Units
Cumulative Units from Q1 2011
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Q3 2012

- Third quarter units, excluding Cube, grew 123% over Q3 2011
- Year to date units, excluding Cube, were up 128% over the 2011 period

Gross Profit and Margin

$ in millions

Third Quarter

Category	2011		2012		Yr-Yr%	
	$ Millions	Gross Profit Margin	$ Millions	Gross Profit Margin	$	Margin
Printers	$ 5.3	35.5%	$ 15.4	45.2%	193.2%	27.3%
Print materials	$ 12.0	64.9%	$ 17.4	68.3%	45.3%	5.2%
Services	$ 10.5	43.3%	$ 14.1	45.4%	33.6%	4.8%
Total	$ 27.8	48.3%	$ 46.9	51.8%	68.9%	7.2%

Nine Months

Category	2011		2012		Yr-Yr%	
	$ Millions	Gross Profit Margin	$ Millions	Gross Profit Margin	$	Margin
Printers	$ 16.7	37.6%	$ 36.2	42.7%	116.5%	13.6%
Print materials	$ 32.5	64.5%	$ 51.4	67.3%	57.9%	4.3%
Services	$ 26.9	41.0%	$ 41.1	45.2%	52.8%	10.2%
Total	$ 76.2	47.4%	$ 128.7	51.1%	69.0%	7.8%

-Columns may not foot due to rounding

Operating Expenses

Third Quarter

$ in millions Category	GAAP 2011	GAAP 2012	GAAP % Change Favorable/(Unfavorable)	Non-GAAP 2011	Non-GAAP 2012	Non-GAAP % Change Favorable/(Unfavorable)
SG&A	$ 15.1	$ 22.9	(51.7%)	$ 13.3	$ 19.0	(43.2%)
R&D	$ 3.9	$ 5.5	(43.2%)	$ 3.9	$ 5.5	(43.2%)
Total Operating Expenses	$ 19.0	$ 28.4	(49.9%)	$ 17.2	$ 24.5	(43.2%)
% of Revenue	*33.0%*	*31.4%*		29.8%	27.1%	

Nine Months

$ in millions Category	GAAP 2011	GAAP 2012	GAAP % Change Favorable/(Unfavorable)	Non-GAAP 2011	Non-GAAP 2012	Non-GAAP % Change Favorable/(Unfavorable)
SG&A	$ 42.2	$ 70.9	(67.9%)	$ 36.6	$ 56.2	(53.5%)
R&D	$ 9.7	$ 15.4	(58.1%)	$ 9.7	$ 15.4	(58.1%)
Total Operating Expenses	$ 52.0	$ 86.3	(66.1%)	$ 46.4	$ 71.6	(54.4%)
% of Revenue	*32.4%*	*34.2%*		28.9%	28.4%	

-Columns may not foot due to rounding

Working Capital

($ in millions)	December 2011	September 2012	% Change Favorable/(Unfavorable)
Cash	$ 179.1	$ 183.9	2.7%
Inventory	$ 25.3	$ 41.3	(63.3%)
Accounts Receivable	$ 51.2	$ 69.8	36.2%
Accounts Payable	$ 25.9	$ 26.7	(3.2%)
Working Capital	$ 202.4	$ 222.3	9.9%

- Cash on hand at September 30, 2012 increased $4.8 million from the end of 2011 with$44.0 million generated from operations, which includes approximately $10.0 million of accrued liabilities due to a timing difference that will reverse next quarter
- Since September 2009, our cash on hand increased $160.0 million after excluding $317.9 million of proceeds from capital markets transactions and $264.2 million we paid for acquisitions

Raising 2012 Guidance

We expect revenue for full year 2012 to be in the range of $345 million to $365 million

We expect non-GAAP earnings per share for 2012 to be in the range of $1.20 to $1.30

3DSYSTEMS™

Outlook and Progress

Abe Reichental, President and CEO





www.3dsystems.com NYSE: DDD

Recent Developments

- In support of our rapidly growing 3D printer business, we launched a new ProJet™ 5000 professional 3D printer and new print material, VisiJet™ Jewel, a specialized material formulated for high volume jewelry production

- In support of our consumer initiative, we acquired Viztu Technologies, a technology platform for content creation applications development and launched a variety of new tools and Apps including Cubify® Invent™

- In support of our on-demand parts growth initiative, we acquired TIM, a leading provider in the Netherlands and expanded our Quickparts technology to Asia-Pacific

- In support of our 3D authoring solutions growth initiative to combine scan-data capture, mesh processing, auto-surfacing and CAD modeling into a single platform, we acquired Rapidform® a global provider of 3D scan-to-CAD and inspection software tools based in South Korea

- We received the U.S. Air Force Rapid Innovation Fund award of $2.95 million to transition specially engineered materials and our SLS technology into the production of the F-35 and other weapons systems

Outlook

- We entered the fourth quarter with positive sales momentum reflecting continued strong demand and $9.3 million backlog
- We expect continued strong organic and acquisition growth along with gross profit margin expansion
- We believe that the addressable marketplaces for our professional and consumer products and services are underdeveloped and underpenetrated
- We expect continued portfolio diversification, expanded channels and focused growth initiatives to deliver continued success
- We believe that we are extremely well positioned to monetize the expanding rapid manufacturing, healthcare and emerging consumer opportunities

Q&A Session

Out of respect for other conference call participants, please ask one question and then return to the queue to ask additional questions

Please direct all questions through the teleconference portion of this call

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- U.S.: 1-866-356-4441
- International: 1-617-597-5396
- Conference ID: 18351731

3DSYSTEMS™

Thank You





www.3dsystems.com NYSE: DDD